UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 16, 2004	(December 10, 2004)
Date of report	(Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238
(Address of Principal Executive Offices and Zip Code)

(203) 969-0666
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

                On December 10, 2004, Hexcel adopted a director compensation program covering cash compensation and equity grants for non-employee members of the Board.  The program establishes annual retainer and meeting fees, and equity awards to be granted to directors upon joining the board and upon re-election to the board, and gives any non-employee director not affiliated with the Goldman Sachs investors or the Berkshire/Greenbriar investors the option each year to elect to receive an additional equity grant in lieu of annual retainer fees.  The term “Goldman Sachs investors” refers to a group of investment funds controlled by the Goldman Sachs Group, Inc., and the term “Berkshire/Greenbriar investors” refers to a group of investment funds affiliated with Berkshire Partners LLC and Greenbriar Equity Group LLC.  The program is filed as exhibit 99.1 to this report.

                On December 10, 2004, Hexcel adopted the Hexcel Corporation Nonqualified Deferred Compensation Plan.  This plan addresses the IRS-imposed dollar limitations that exist with respect to qualified 401(k) plans (such as Hexcel’s), which restrict both the pre-tax contributions that can be made by an employee and the matching, profit-sharing and other contributions that can be made by the company.  This plan will permit a small group of highly compensated employees to defer a percentage of their pay, and receive employer match and profit sharing contributions, above the IRS-imposed qualified plan limits.  The plan is filed as exhibit 99.2 to this report.

                On December 14, 2004, Hexcel entered into an underwriting agreement with Goldman, Sachs & Co. and Credit Suisse First Boston LLC, as representatives of a group of underwriters (the “Underwriters”).  The underwriting agreement provides for the sale by the Goldman Sachs investors and the Berkshire/Greenbriar investors of an aggregate of 21 million shares of Hexcel common stock (plus, at the option of the underwriters, an additional 3.5 million shares).  In the underwriting agreement, among other things, Hexcel makes customary representations and warranties to the Underwriters, indemnifies the Underwriters for damages suffered as a result of any materially misleading information contained in the prospectus relating to the offering (except for information supplied by the Underwriters), and agrees to pay certain fees and expenses relating to the offering.  The underwriting agreement is filed as exhibit 99.3 to this report.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Director Compensation Program.

	99.2	Hexcel Corporation Nonqualified Deferred Compensation Plan.

99.3

Underwriting Agreement, dated as of December 14, 2004, between Hexcel Corporation and Goldman, Sachs & Co. and Credit Suisse First Boston LLC as representatives of the several underwriters named on schedule I thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

December 16, 2004
/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1	Director Compensation Program.

99.2	Hexcel Corporation Nonqualified Deferred Compensation Plan.

99.3

Underwriting Agreement, dated as of December 14, 2004, between Hexcel Corporation and Goldman, Sachs & Co. and Credit Suisse First Boston LLC as representatives of the several underwriters named on schedule I thereto.